Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ACI Worldwide, Inc.:

We consent to the use of our report dated March 3, 2009, with respect to the consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows of ACI Worldwide, Inc. and subsidiaries for the year ended December 31, 2008, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/  KPMG LLP

Omaha, Nebraska
September 15, 2011